EXHIBIT INDEX

(d)(2) Amendment to Investment Management Services Agreement between Registrant on behalf of AXP Variable Portfolio - Mangaged Fund and American Express Financial Corporation, dated June 3, 2002.

(d)(4) Amendment to Investment Management Services Agreement between Registrant on behalf of AXP Variable Portfolio - Diversified Equity Income Fund, and American Express Financial Corporation, dated June 3, 2002.

(d)(10) Amendment to Administrative Services Agreement between Registrant on behalf of AXP Variable Portfolio - Mangaged Fund and American Express Financial Corporation, dated June 3, 2002.

(d)(12) Amendment to Administrative Services Agreement between Registrant on behalf of AXP Variable Portfolio - Diversified Equity Income Fund and American Express Financial Corporation, dated June 3, 2002.